Exhibit 99.1

Good morning.

We’re in the home stretch of the 2018 Annual Meeting. This is your meeting, so I hope you’ve gotten plenty of what you always rank high in our follow-up surveys: Knowledge and connection with others.

We work hard to give you opportunities at the annual meeting to connect with CHS board members, leadership and your fellow attendees and to have some fun. In yesterday’s educational sessions and in the CHS Connection Center, you had the chance to gather market insights from CHS experts. Insights you can use at your farm, at your ranch or at your local cooperative.

I hope you’re also going home one with one more thing: Confidence in our focus, our vision for the future and our commitment to strengthening our connections with you.

Because we ARE confident about the future. That’s not because what we must do is easy; it’s not. It’s because our priorities and strategies are well-defined, and we are focused on executing them.

In my time today, I’ll talk about the past year, but I mostly want to look ahead. It’s important that as owners and customers of this company you understand where we’re headed and have confidence in that direction.

As I look back on 2018, I have a couple of reflections.

First, I’m grateful and inspired by the support and dedication of all of you. Teamwork was essential to our fiscal 2018 improvements and accomplishments.

Second, I want you, our member-owners, to know how much we value your business and appreciate the opportunity to earn it every day. You always have a choice. We want to be your first choice.

Without question, 2018 was a challenging year for CHS, and I know it was a difficult one for our owners. There’s no sugarcoating any of that.

And while I feel very positive about the future, I’m also realistic. This economic environment is not likely to change soon.

It’s another reminder of the value of your cooperative as a strong and dependable partner. We are in this together.

I’ve also been reflecting on how many times during our nearly nine-decade history this system has faced adversities like economic downturns, severe weather and today’s significant trade issues. My own cooperative system career began during the ag depression of the mid-1980s and, as you know, it was no walk in the park.

When things are good, it’s hard to believe the bright days will end. And when things are difficult, it’s easy to think they might stay that way. That’s human nature. The truth is, no cycle lasts forever. Tough times do end, but they require hard choices, sacrifices and a long-term view. They call on us to be focused and relentless.

Throughout our history, we’ve risen to the challenge and emerged ready to meet the future. We’re demonstrating the same mettle today. We share common goals and we focus on what’s important long term. And, most of all, we never lose sight of the noble task at the heart of what we do each day — serving those that help feed the world.

Last year, I outlined our challenges and our plans to address them. I shared our priorities and our strategies to strengthen and grow CHS. And I assured you that your company’s leadership and employees were fully committed to tackling those challenges.

But talk is just that - talk. Action and progress are the tangible proof of our focus. I believe we have delivered both in 2018 and will continue to do so.

We improved our financial flexibility. Our strong earnings, improved balance sheet and the cash patronage we will return to you are proof.

We made solid progress in sharpening our operational excellence to ensure we’re performing optimally. And our core energy, global grain, agronomy and processing businesses are positioned for long-term performance and growth. Our businesses are working better together. This means we’re more efficient and we’re acting on our commitment to work safely and manage risk. But our work on all of this is not done.

Strengthening our relationship with you — our owners — will always be a priority.

The opportunity to connect with you at the Owner Forums, or when you welcomed us to your cooperatives, was rewarding.

So many of these connections really hit home for me. Like the note I received from a dairy farmer who attended our Madison, Wisconsin, Owner Forum back in June. His note said:

“I very much appreciated your comments about why you go to work every day. As a dairy farmer who enjoys the pleasure and responsibility of farming with several of our children, the fact that we use our small portion of the earth to responsibly and honorably feed the world, inspires and motivates us during difficult times. It is a worthwhile endeavor.”

I don’t have to tell anyone in this room about the tough road dairy has faced. Yet this farmer stays focused and sees the important role he and his family play in feeding the world.

His words remind us of what’s truly important. This farmer’s deep convictions — just like yours — keep us moving forward in good times and hard times.

Rest assured: Good communication, strong engagement and humility are not one-and-done items. We look forward to building even stronger connections in the years ahead.

2018 wasn’t a perfect year. Tim shared the details of our restatement.

The act of an individual to misstate information used in our financial reporting and making intentional misstatements to our auditors does not demonstrate integrity. We don’t know why he did it. It was wrong. And as Tim said in his report, the situation shows we must make improvements in our internal controls.

I am sorry about this failure.  As the president and CEO of CHS, this is my responsibility. I promise that we can — and we will — do better. We own this.

Let me share one example of what I mean by saying we own this. As you know, over these years, we made bonus payments to leaders of grain marketing and executives of the company using net income figures that we now know were not accurate.

Each of those current leaders has voluntarily returned the excess  dollars. Each person used the same reason — it’s simply the right thing to do.

We will take the corrective steps that have come out of this. We will channel our energy to be better and to do better.

2018 reminded us how much external factors can impact our business.

While we always assess policy and legislation and how it could impact CHS and our owners, it was clear this year, that our voices needed to be heard in two important areas.

First, we spoke up to ensure CHS and eligible owners could still take advantage of the DPAD tax deduction, known as Section 199A. Our ability to pass through this deduction to you is an important cooperative system benefit.

Second, we spoke out on trade and tariffs. No matter where you’re located — we know this impacts your bottom line and your bid at the elevator.  You count on CHS to represent you in a global marketplace and to give you a seat at the table.

Even as we face numerous challenges, there’s a renewed sense of teamwork and momentum.

What we achieved — we have achieved together. But teamwork doesn’t mean we’ve always agreed. We’ve had healthy dialogue along the way that led to better decisions as we move forward.

Your CHS team includes a board of directors who made numerous difficult decisions this year — not all of them popular — and made them with the best interests of the company and its owners in mind. I want to echo what Dan and Tim said. This board has demonstrated great leadership. I commend them and stand with them and the decisions they made.

So, here we are, one week into the second quarter of fiscal 2019. You may be asking: “What changes lie ahead in this new year?” Well, don’t expect a hard turn. The simple answer is we’ll stay the course and build on what we’ve already accomplished.

We made significant strides during 2018 with an unwavering focus on our priorities supported by the work of many. But there’s no finish line. We’re still in a difficult environment and have more work to do. With that in mind, I want to lay out the 2019 priorities that we will report to you at next year’s annual meeting.

First, we’ll work to enhance your experience as owners. Our overriding goal is to make CHS your first choice, your partner for the inputs you buy, the products you sell, the services you need. We know that’s true for some businesses now. We aspire to be your first choice for all your business needs.

We deepened our relationships with you in 2018 — and we will continue to connect, to listen and to respond. We need to go to the next level. That means we must develop an agile and sustainable technology platform that connects all of us on your terms. We know this isn’t a simple challenge. We need to put the right technology at your fingertips. The right solutions will help deliver even more value through the knowledgeable, trusted people that set foot on your farm and your local cooperative. They are the backbone of the cooperative system.

We’re off to a good start with the Agellum platform. Technology that helps you and your CHS agronomist make the best and most profitable business decisions for your farm. We’ll continue to leverage information to put the best decisions in your hands through technology.

Will we master this in 2019? No. Technology is an ever-evolving journey, but we will make solid progress on our commitment to be your first choice.

Our second priority is enterprise and business growth. This is about extending our 2018 direction for our core businesses to leverage our robust and efficient supply chain and earn market share on both ends.

Our core businesses, many of which we’ve been in for decades, must evolve to capitalize on changing market dynamics. We’ve had solid formulas for success. But we recognize — especially given the global nature of our businesses and speed of technology — that what works today may not tomorrow. There’s no better evidence of this than the trade issues.

Even in a stressed marketplace, our future lies not with just hunkering down or maintaining a static business portfolio. We must stay attuned to the right opportunities and pursue them. Opportunities that deliver value for you and maintain our strong financial foundation. Together, we’ll find ways to work with our cooperative members to grow this system’s energy, grain and agronomy businesses.

As we go forward, we’ll maximize the deep and successful supply chains in our core businesses to transform your company. That means we must have the right places to store energy, fertilizer and grain and then be able to move it where it’s needed, when it’s needed. Doing this doesn’t mean CHS always needs to own the assets. When we sold our Council Bluffs, Iowa, refined fuels terminal and pipeline this year, we put a long-term supply agreement in place to be able to use it when we need to and as we have.

Our future includes a commitment to our global grain platform. There have been challenges. But we know these operations are essential to your business and ours.

And we’re committed to maximizing the value of our agronomy investments, including fertilizer manufacturing and our crop protection products partnership.

A big part of our future, however, is how we operate. We must continue to strengthen relationships between CHS businesses and with our internal functions. We need to streamline to create processes that are easier to use, more efficient and more cost-effective — and it’s one important way we can deliver a complete experience that makes CHS your first choice.

There are many companies that do pieces of what CHS does and do them well. But I truly believe no company can create the tremendous power that comes through integrating every link of the chain the way CHS and local cooperatives can. This, I believe, is our greatest opportunity to add value, to be your first choice and to focus on future possibilities.

It’s not just something we can do. It’s what we must do. We know our competitors want our market share and our business. If we don’t act, we can expect them to pursue this cooperative system’s customers at all levels.

Finally, our third priority for 2019 is to get our most important resource ready to lead us into the future — your future. We are preparing today’s CHS employees to be high-performing and passionate team members, ready and able to lead in a dynamic business environment. We must invest to give these women and men the tools to move to the next levels of their professions and enhance their leadership skills.

Our future depends on innovative people with a variety of perspectives. Chairman Schurr talked about the need for diverse thinking among cooperative leaders. The same holds true for our employee team. We must be deliberate in recruiting, retaining and developing individuals who represent the full diversity of our world and bring ideas and perspectives that will help us do better.

Eighteen months ago, I became president and CEO of CHS.  A year ago, I addressed you here in this new role for the first time.

As I look back on the last year and a half, I’m proud to be associated with a tremendous team that includes all of you and our 10,545 CHS employees, some of whom are in this room and many others who are working for you across the country and around the world. Working with common goals in mind. Working to build lives and livelihoods for their families. Working to help our farmer-owners and local cooperatives grow and feed people around the world.

Being part of the cooperative system reminds us each day that we’re stronger and better when we work together. So it’s fitting that we’re now calling our corporate giving activities “CHS Better Together.” We are focusing on health and safety in rural America and providing matching grants to co-ops for local projects. This builds on our strong, long-standing culture of service. In the video right after my remarks, you’ll see a few of the great projects we’ve supported.

At member meetings, and in other communication last year, I told you CHS is a big ship to turn. But it can and is being done. As William Ward, an American writer, said: “A pessimist complains about the wind. The optimist expects it to change. The realist adjusts the sails.”

We are realists. We have adjusted our sails. The year ahead will challenge us as we navigate the global ag environment, trade issues and events we can’t anticipate. We will continue to adjust our sails to stay on course and we are confident we will succeed.

Why are we confident? Because we are focused on what it will take to make CHS stronger for you today and for all the days to come. And, most of all, because we are relentlessly focused on a challenge that must never end. The challenge of earning the privilege of being your first choice every day.

Thank you.